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                                                                       EXHIBIT G


INTUIT/EXCITE FORWARD CONTRACT

SUMMARY OF TERMS FOR EXCITE FORWARD CONTRACT

Seller:                      Intuit Inc. (the "Company")

Purchaser:                   Credit Suisse First Boston or an affiliate
                             ("CSFB")

Contract:                    Forward Contract (the "Contract") with respect
                             to the common stock (the "Common Stock") of Excite, Inc. ("XCIT")

Contract Price:              To be set as the actual gross average per share
                             sale price by CSFB in hedge execution sales made in a manner consistent with the volume and "manner of sale" restrictions of Rule 144 under the Securities Act of 1933 of a number of shares equal to the Underlying Shares (the
                             "Rule 144 Sales")

Underlying Shares:           4,350,000 shares of XCIT Common Stock

Aggregate Forward Contract   Equal to Contract Price times Underlying Shares
Price:

Aggregate Purchase Price:    Aggregate Forward Contract Price, less the Fee.

Issue Date:                  The date the Rule 144 Sales are completed

Settlement Date:             To be set at the Company's option, no earlier
                             than the date the Company is able to
                             deliver 4,350,000 freely tradeable
                             shares of XCIT Common Stock (or the
                             appropriate number of shares received
                             in exchange therefor), registered or
                             not requiring registration and
                             without voting restrictions ("Free
                             Shares"), and no later than September
                             30, 1999

Settlement:                  On the Settlement Date, (i) the Company will
                             deliver to the Purchaser 4,350,000 Free Shares, and (ii) CSFB will deliver to the Company the Aggregate Purchase Price


Note: We understand that you fully understand the potential risks and rewards of this transaction and that you have independently determined that the transaction is appropriate for you given your objectives, experience, financial and operational resources, and other relevant circumstances. Credit Suisse First Boston is acting solely in an arm's length capacity and not as your financial advisor or fiduciary in any transaction unless we have agreed to so act in writing. This document is not to be used or considered as an offer to sell or solicitation of an offer to buy any securities. Information and opinions contained herein have been compiled or arrived at by Credit Suisse First Boston from sources believed to be reliable, but Credit Suisse First Boston does not accept liability for any loss arising from the use thereof, nor makes any representation as to their accuracy or completeness. This document is not to be relied upon as such or used in substitution for the exercise of independent judgment. Unless otherwise permitted by law in the applicable jurisdiction, only authorized affiliates of Credit Suisse First Boston will effect orders for securities from customers in such jurisdiction.


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INTUIT/EXCITE FORWARD CONTRACT

Collateral Arrangements:     On or prior to the Issue Date, the Company will
                             deposit 4,350,000 shares of XCIT Common Stock in a Collateral Account with the Purchaser as security in favor of the Purchaser. Upon deposit of the shares, CSFB will become a party to the Excite
                             Company Voting Agreement with respect to such 4,350,000 shares with such modifications as are acceptable to both parties. The Collateral
                             Agreement will include provisions for dividends and voting, including the Collateral Agent's payment to the Purchaser of any dividends and Intuit's retention of voting rights with respect to XCIT shares deposited as collateral.

                             Any other shares of XCIT common stock held by the Company will not be subject to any restrictions under the Contract.

Events of Default:           The following will constitute Events of
                             Default:

                             (i)       failure to materially perform
                                       any covenant applicable to the
                                       Contract for 60 days after notice of
                                       breach;

                             (ii)      Certain events of
                                       collateral default,
                                       cross-default, bankruptcy,
                                       insolvency or
                                       reorganization with respect
                                       to the Company;

                             (iii)     CSFB becoming unable at any
                                       time prior to the
                                       Settlement Date to borrow
                                       4,350,000 Free Shares; or

                             (iv)      Failure to deliver 4,350,000 Free
                                       Shares on the Settlement Date

                             Upon the occurrence of an Event of
                             Default, the holder of the Contract
                             may terminate the Contract. Upon such
                             event, the Company will be required
                             to deliver 4,350,000 Free Shares, and
                             CSFB will deliver the Aggregate
                             Purchase Price. To the extent the
                             XCIT Common Shares held in the
                             collateral account are not then Free
                             Shares, the Company will deliver such
                             shares and will reimburse CSFB for
                             its costs and expenses related to its
                             inability to use such XCIT Common
                             Shares as Free Shares.


Note: We understand that you fully understand the potential risks and rewards of this transaction and that you have independently determined that the transaction is appropriate for you given your objectives, experience, financial and operational resources, and other relevant circumstances. Credit Suisse First Boston is acting solely in an arm's length capacity and not as your financial advisor or fiduciary in any transaction unless we have agreed to so act in writing. This document is not to be used or considered as an offer to sell or solicitation of an offer to buy any securities. Information and opinions contained herein have been compiled or arrived at by Credit Suisse First Boston from sources believed to be reliable, but Credit Suisse First Boston does not accept liability for any loss arising from the use thereof, nor makes any representation as to their accuracy or completeness. This document is not to be relied upon as such or used in substitution for the exercise of independent judgment. Unless otherwise permitted by law in the applicable jurisdiction, only authorized affiliates of Credit Suisse First Boston will effect orders for securities from customers in such jurisdiction.



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INTUIT/EXCITE FORWARD CONTRACT


Nature of Contract:          The Contract will be a secured forward contract
                             of the Company.

Conditions Precedent:        Consummation of the Contract is subject to the
                             Company's agreement and compliance with the above terms and conditions, the availability for borrow of 4,350,000 Free Shares, legal opinions customary for secured transactions and no material decrease in the float or daily trading volume of the Common
                             Stock.

Breakage Costs:              If hedging is commenced based on this termsheet
                             and if the Company declines to execute final documentation consistent with this termsheet
                             (the "Final Documentation") by March 31, 1999, then the Purchaser shall have the right to unwind its hedging activities and to require the Company to pay all market related costs and expenses related thereto.

Final Documentation:         The terms hereof shall be operative until the
                             Final Documentation is executed, at which time such Final Documentation will supersede this Termsheet.

Fee:                         2.00% of the Aggregate Forward Contract Price


Understood and Agreed to,

This 11th day of March, 1999,

By:

INTUIT INC.



------------------------------------
Name:
Title:

Note: We understand that you fully understand the potential risks and rewards of this transaction and that you have independently determined that the transaction is appropriate for you given your objectives, experience, financial and operational resources, and other relevant circumstances. Credit Suisse First Boston is acting solely in an arm's length capacity and not as your financial advisor or fiduciary in any transaction unless we have agreed to so act in writing. This document is not to be used or considered as an offer to sell or solicitation of an offer to buy any securities. Information and opinions contained herein have been compiled or arrived at by Credit Suisse First Boston from sources believed to be reliable, but Credit Suisse First Boston does not accept liability for any loss arising from the use thereof, nor makes any representation as to their accuracy or completeness. This document is not to be relied upon as such or used in substitution for the exercise of independent judgment. Unless otherwise permitted by law in the applicable jurisdiction, only authorized affiliates of Credit Suisse First Boston will effect orders for securities from customers in such jurisdiction.



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INTUIT/EXCITE FORWARD CONTRACT


And By:

CREDIT SUISSE FINANCIAL PRODUCTS



----------------------------------------------
Name:
Title:



Note: We understand that you fully understand the potential risks and rewards of this transaction and that you have independently determined that the transaction is appropriate for you given your objectives, experience, financial and operational resources, and other relevant circumstances. Credit Suisse First Boston is acting solely in an arm's length capacity and not as your financial advisor or fiduciary in any transaction unless we have agreed to so act in writing. This document is not to be used or considered as an offer to sell or solicitation of an offer to buy any securities. Information and opinions contained herein have been compiled or arrived at by Credit Suisse First Boston from sources believed to be reliable, but Credit Suisse First Boston does not accept liability for any loss arising from the use thereof, nor makes any representation as to their accuracy or completeness. This document is not to be relied upon as such or used in substitution for the exercise of independent judgment. Unless otherwise permitted by law in the applicable jurisdiction, only authorized affiliates of Credit Suisse First Boston will effect orders for securities from customers in such jurisdiction.